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EXHIBIT 3.2

                                GURY HITECK LTD.

                                   AMENDED AND
                                    RESTATED
                          CERTIFICATE OF INCORPORATION

         GURY HiTECK LTD. (the "Corporation"), is a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware ("General Corporation Law").

         The Corporation was originally incorporated under the same name, and the original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on March 20, 1998.

         Pursuant to Sections 242 and 245 of the General Corporation Law, this Amended and Restated Certificate of Incorporation amends and restates the provisions of the original Certificate of Incorporation of the Corporation. This Amended and Restated Certificate of Incorporation has been adopted by the Board of Directors of this Corporation, and has also been duly adopted by the affirmative vote of a majority of all stockholders of this Corporation entitled to vote thereon.

         The text of the Corporation's Certificate of Incorporation is hereby amended and restated to read in its entirety as follows:

                                      NAME

         FIRST:  The name of the Corporation is BIODIESEL INDUSTRIES, INC.

                                REGISTERED OFFICE

         SECOND: The registered office of the Corporation is to be located at 15 East North Street, City of Dover, County of Kent, State of Delaware 19901. The name of its registered agent at such address is Amerisearch Corporate Services, Inc., whose address is 15 East North Street, City of Dover, County of Kent, State of Delaware 19901.

                                    PURPOSES

         THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law.

                                 CAPITALIZATION

         FOURTH:

         A. AUTHORIZED STOCK. The total number of shares of stock the Corporation shall have authority to issue is (i) 200,000,000 shares of Common Stock, $.001 par value per share ("Common Stock"), and 50,000,000 shares of Preferred Stock, $.001 par value per share ("Preferred Stock").

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         B. REVERSE STOCK SPLIT. Upon the Amendment and Restatement of this
Certificate, each outstanding share of Common Stock shall be divided and reduced and split into **.4316** shares of Common Stock for each share of Common Stock then held by each shareholder of the Corporation. No stock certificates evidencing fractional shares shall be issued to stockholders in connection with this reverse stock split, and instead certificates shall be issued rounding all fractional shares to the next highest whole share.

         C. COMMON STOCK. The following is a statement of the designations and the powers, privileges and rights, and the qualifications, limitations or restrictions in respect of the Common Stock of this Corporation.

                  1. GENERAL. The voting, dividend and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights of the holders of the Preferred Stock of any series as may be designated by the Board of Directors upon any issuance of the Preferred Stock of any series.

                  2. VOTING. Except as otherwise provided by law, in this Certificate or by the resolution or by resolutions of the Board of Directors providing for the issue of any series of the Preferred Stock, the Common Stock shall have the exclusive right to vote for the election of Directors and for all other purposes, each holder of the Common Stock being entitled to one vote for each share held. There shall be no cumulative voting.

                  3. DIVIDENDS. Subject to all of the rights of the Preferred Stock or any series thereof, the holders of the Common Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available therefore, dividends payable in cash, stock or otherwise.

                  4. LIQUIDATION. Except as otherwise provided herein or by the resolution or resolutions of the Board of Directors providing for the issue of any series of the Preferred Stock, upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, and after the holders of the Preferred Stock of each series shall have been paid in full the amounts to which they respectively shall be entitled, or a sum sufficient for such payment in full shall have been set aside, the remaining net assets of the Corporation shall be distributed pro rata to the holders of the Common Stock in accordance with their respective rights and interests, to the exclusion of the holders of the Preferred Stock.

         D. PREFERRED STOCK. The following is a statement of the designations and the powers, privileges and rights, and the qualifications, limitations or restrictions in respect of the Preferred Stock of this Corporation. Shares of Preferred Stock may be issued from time to time in one or more series, each such series to have distinctive serial designations, as shall hereafter be determined in the resolution or resolutions providing for the issue of such Preferred Stock from time to time adopted by the Board of Directors pursuant to authority to do so which is hereby vested in the Board of Directors. Each series of Preferred
Stock:

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                  1. may have such number of shares;

                  2. may have such voting powers, full or limited, or may be without voting powers;

                  3. may be subject to redemption at such time or times and at such prices;

                  4. may be entitled to receive dividends (which may be cumulative or noncumulative) at such rate or rates, on such conditions, from such date or dates, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or series of stock;

                  5. may have such rights upon the dissolution of, or upon any distribution of the assets of, the Corporation;

                  6. may be made convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock of the Corporation at such price or prices or at such rates of exchange, and with such adjustments;

                  7. may be entitled to the benefit of a sinking fund or purchase fund to be applied to the purchase or redemption of shares of such series in such amount or amounts;

                  8. may be entitled to the benefit of conditions and restrictions upon the creation of indebtedness of the Corporation or any subsidiary, upon the issue of any additional stock (including additional shares of such series or of any other series) and upon the payment of dividends or the making of other distributions on, and the purchase, redemption or other acquisition by the Corporation or any subsidiary of any outstanding stock of the Corporation; and

                  9. may have such other relative, participating, optional or other special rights, and qualifications, limitations, or restrictions thereof;

all as shall be stated in said resolution or resolutions providing for the issue of such Preferred Stock. Except where otherwise set forth in the resolution or resolutions adopted by the Board of Directors providing for the issue of any series of Preferred Stock, the number of shares constituting such series may be increased or decreased (but not below the number of shares then outstanding) from time to time by like action of the Board of Directors.

         E. PREEMPTIVE RIGHTS. No stockholder of this Corporation shall, by reason of his holding shares in the Corporation, possess a preemptive or preferential right to purchase or subscribe to additional, unissued or treasury shares, or rights to purchase shares, of any class or series of the Corporation, now or hereafter to be authorized.

                                    INDEMNITY

         FIFTH: The Corporation shall, to the fullest extent authorized by the General Corporation Law, indemnify fully, or if not possible, partially, each of its directors and persons who serve at its request as directors at another organization, including partnerships, joint ventures, trusts, employee benefit plans, in which it owns shares or of which it is a creditor (hereinafter collectively "Director"), against expenses, including fees and expenses of


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counsel and experts selected by any such Director (hereinafter "Expenses"), and any liabilities, including amounts of judgments, ERISA excise taxes, fines, penalties and amounts paid or to be paid in settlement (hereinafter "Liabilities") imposed upon or reasonably incurred by such Director or on his behalf in connection with any threatened, pending or completed claim, action, suit or other proceeding, whether civil, criminal, administrative or investigative, whether derivative or a third-party action, whether formal or informal, including audits, the activities of, or service upon special committees of the board and other forms of alternate dispute resolution, such as arbitration proceedings (hereinafter collectively "Proceedings"), in which such Director may be involved or with which he may be threatened as a party, whether as plaintiff or defendant, or otherwise, including, but not limited to, subpoenaed testimony in investigative proceedings, while in office or thereafter, by reason of the fact that he is, or was, or has agreed to become, such Director or his acts or omissions as such Director, unless-with exception of court-ordered indemnification-such Director shall be unsuccessful in defending such Proceeding and finally adjudged in any legal proceeding not to have acted in good faith and in the reasonable belief that his action was in or not opposed to the best interest of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Such indemnification shall not cover Liabilities towards the corporation resulting either from claims by the corporation or derivative suits; PROVIDED, HOWEVER, that such indemnification shall not cover liabilities in connection with any matter which shall be disposed of through a compromise payment by such director or officer, pursuant to a consent decree or otherwise, unless such compromise shall be approved as in the best interest of the Corporation, after notice that it involved such indemnification, (a) by a vote of the directors in which no interested director participates, or (b) by a vote or the written approval of the holders of a majority of the outstanding stock at the time having the right to vote for directors, not counting as outstanding any stock owned by any interested director or officer. Such indemnification may include payment by the Corporation of expenses incurred in defending a civil or criminal action or proceeding in advance of the final disposition of such action or proceeding, upon receipt of an undertaking by the person indemnified to repay such payment if he shall be adjudicated to be not entitled to indemnification under these provisions. The rights of indemnification hereby provided shall not be exclusive of or affect other rights to which any director or officer may be entitled. As used in this paragraph, the terms "director" and "officer" include their respective heirs, executors and administrators, and an "interested" director or officer is one against whom as such the proceedings in question or another proceeding on the same or similar grounds is then pending.

         Indemnification of employees and other agents of the Corporation (including persons who serve at its request as employees or other agents of another organization in which it owns shares or of which it is a creditor) may be provided by the Corporation to whatever extent shall be authorized by the directors before or after the occurrence of any event as to or in consequence of which indemnification may be sought. Any indemnification to which a person is entitled under these provisions may be provided although the person to be indemnified is no longer a director, officer, employee or agent of the Corporation or of such other organization. It is the intent of these provisions to indemnify director and officers to the fullest extent not specifically prohibited by law, including indemnification against claims brought derivatively, in the name of the Corporation, and that such directors and officers need not exhaust any other remedies.

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                             MEETINGS AND ELECTIONS

         SIXTH: Meetings of the stockholders may be held within or without the State of Delaware as the Bylaws may provide. Subject to the provisions of any law or regulation, the books of the Corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation. The election of directors need not be by written ballot unless the Bylaws so provide.

                                     BYLAWS

         SEVENTH: The Board of Directors of the Corporation is authorized and empowered from time to time in its discretion to make, alter, amend or repeal Bylaws of the Corporation, except as such power may be restricted or limited by the General Corporation Law.

                             COMPROMISE OR AGREEMENT

         EIGHTH: Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for the Corporation under the provision of Section 291 of the General Corporation Law, or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under Section 279 of the General Corporation Law, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders of the Corporation, as the case may be, and also on the Corporation.

                                   EXCULPATION

         NINTH: No director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law (i) for any breach of the director's Duty of Loyalty (as herein defined) to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. For purposes of this provision, Duty of Loyalty means, and only means, the duty not to profit personally at the expense of the Corporation and does not include conduct, whether deemed violation of fiduciary duty or otherwise, which does not involve personal monetary profit. If the General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law as so amended.

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                         RESERVATION OF AMENDMENT POWER

         TENTH: Subject to the limitations set forth herein, the Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate, in the manner now or hereafter prescribed by law, and all rights and powers conferred herein on stockholders, directors and officers are subject to this reserved power.

                                CLASSIFIED BOARD

         ELEVENTH: The Board of Directors shall be divided into three classes, the membership of each class to be elected every third year. At the annual or special meeting of stockholders next succeeding the date of this Certificate, the directors so elected thereat (and their successors) shall constitute the first class from that date forward and each shall serve a three-year term; at the second such annual meeting, the directors elected thereat (and their successors) shall constitute the second class; and at the third such annual meeting, the directors elected thereat (and their successors) shall constitute the third class unless at such meeting the stockholders shall elect directors to each and all of the three classes, in which case the membership thereof shall be as voted by the stockholders at such meeting. Directors elected or appointed to a vacancy in a class shall serve the remaining unexpired term of the director replaced.

                                   MANAGEMENT

         TWELFTH: Except as otherwise required by law, by the Certificate of Incorporation or by the Bylaws of the Corporation, as from time to time amended, the business of the Corporation shall be managed by its Board of Directors, which shall have and may exercise all the powers of the Corporation. The Board of Directors of the Corporation is hereby specifically authorized and empowered from time to time in its discretion to determine the extent, if any, to which and the time and place at which, and the conditions under which any stockholder of the Corporation may examine books and records of the Corporation, other than the books and records now or hereafter required by statute to be kept open for inspection of stockholders of the Corporation.

                                     CONSENT

         THIRTEENTH: The authorization of stockholders to act by consent as set forth in Section 203 of the General Corporation Law is expressly negated.

                                   SECTION 203

         FOURTEENTH: The Corporation hereby elects not to be governed by Section 203 of the General Corporation Law as from time to time in effect or any successor provision thereto.


         IN WITNESS WHEREOF, this Amended and Restated Certificate of Incorporation has been signed by a duly authorized officer this 22nd day of April, 2002.


                                                  GURY HiTECK LTD.



                                                  By: /s/ Mark A. Kieft
                                                      --------------------------

                                                  Name: Mark A. Kieft
                                                        ------------------------

                                                  Title: President
                                                         -----------------------

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